UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Yext, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fees is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

April 26, 2019
Fellow Stockholders:
We are pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Yext, Inc. (the "Annual Meeting") to be held on June 13, 2019 at 8:30 a.m. Eastern Time, at The New York Edition at 5 Madison Avenue, New York, New York 10010. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
At this year’s meeting, we will vote on the election of Michael Walrath as a Class II director and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. We will also conduct non-binding advisory votes to approve the fiscal 2019 compensation of our named executive officers and to establish the frequency of such future advisory votes. Finally, we will transact such other business as may properly come before the meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet or by telephone or, if you requested printed copies of the proxy materials, by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
We are pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or around April 26, 2019, we will mail our stockholders a notice containing instructions on how to access our proxy materials including our Annual Report for the fiscal year ended January 31, 2019 (the "Annual Report"). The notice also provides instructions on how to vote online, by phone or by mail, and includes instructions on how you can receive a paper copy of proxy materials by mail.
Thank you for your ongoing support of and continued interest in Yext.
Sincerely,
Howard Lerman
Chief Executive Officer

YEXT, INC.
1 Madison Avenue, 5th Floor
New York, New York 10010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 13, 2019

Time and Date	8:30 a.m. Eastern Time on June 13, 2019
Place	The New York Edition at 5 Madison Avenue, New York, New York 10010
Items of Business
1. To elect Michael Walrath as a Class II director to hold office until our Annual Meeting of Stockholders in 2022 and until his successor has been elected or appointed;
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020;
3. To approve, on an advisory basis, the fiscal 2019 compensation of our named executive officers;
4. To hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
5. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 18, 2019.
Proxy Materials

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish the proxy statement for our Annual Meeting and our annual report for the fiscal year ended January 31, 2019 (together, the "proxy materials") to stockholders on the Internet. On or around April 26, 2019, we will mail stockholders entitled to vote at the Annual Meeting a notice containing instructions on how to access these proxy materials. The proxy materials may also be accessed directly via the Internet at www.proxyvote.com using the control number located on your notice or proxy card.

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote over the Internet or by telephone. In addition, if you requested printed copies of the proxy materials, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,
Ho Shin
General Counsel & Corporate Secretary

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	44
Appendix A	45

YEXT, INC.
1 Madison Avenue, 5th Floor
NEW YORK, NEW YORK 10010
PROXY STATEMENT QUESTIONS AND ANSWERS

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.
Why am I receiving these proxy materials?
You are receiving these proxy materials from us because you were a stockholder of record at the close of business on April 18, 2019 (the “Record Date”). The Board of Directors of Yext, Inc., a Delaware corporation (“Yext,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with our solicitation of proxies for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on June 13, 2019 at 8:30 a.m. Eastern Time, at The New York Edition at 5 Madison Avenue, New York, New York 10010.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders as of the Record Date. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals to:

•	elect Michael Walrath as a Class II director to hold office until our Annual Meeting of Stockholders in 2022 and until his successor has been elected or appointed;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020;

•	approve, on an advisory basis, the fiscal 2019 compensation of our named executive officers;

•	hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and

•	transact any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:

•	FOR the election of Michael Walrath as a Class II director;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020;

•	FOR the approval, on an advisory basis, of the fiscal 2019 compensation of our named executive officers; and

•	ONE YEAR, on an advisory basis, as the frequency of future advisory votes to approve the compensation of our named executive officers.

What do I need to bring to attend and vote at the Annual Meeting?
If you plan to attend the Annual Meeting, you must be a holder of Company shares as of the Record Date. On the day of the meeting, each stockholder must bring the Notice, their proxy card, or other proof of ownership of our common stock to enter the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting.
All stockholders also must present a form of government-issued photo identification, such as a driver’s license or passport, in order to be admitted to the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of Yext common stock at the close of business on the Record Date are entitled to receive the Notice and to one vote for each share of common stock at the Annual Meeting. As of the Record Date, there were 110,886,326 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with Yext’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the “stockholder of record” with respect to those shares, and the Notice was sent directly to you by the Company.  As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice and, upon your request, the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
The instructions for accessing proxy materials and voting can be found in the Notice that you received either by mail or e-mail. In order to access proxy materials and vote, you will need the control number provided on the Notice. There are four ways a stockholder of record can vote:
(1) By Internet: You may vote over the Internet by following the instructions provided in the Notice or if you requested printed copies of proxy materials, the instructions provided in the proxy card.
(2) By Telephone: You can vote by telephone by following the instructions in the Notice or if you requested printed copies of proxy materials, the instructions provided in the proxy card.
(3) By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.
(4) In Person: If you are a stockholder as of the Record Date, you may vote in person by completing and submitting a ballot, which will be provided at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person.
In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 12, 2019. If you vote by telephone or Internet, you do not need to return your proxy card or voting instruction card.
If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you may receive a Notice or a voting instruction card from your broker, bank or other nominee. If you receive a voting instruction card from your broker, bank or other nominee, you must follow these voting instructions in order to instruct your broker, bank or other nominee on how to vote your shares.  The availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.

What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?
You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.
What can I do if I change my mind after I vote my shares?
If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice of revocation to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or via the Internet; or

•	voting in person at the Annual Meeting.
If you are a beneficial owner of shares, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions.
What shares can I vote?
You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting and can be examined by any stockholder for any purpose germane to the Annual Meeting, between the hours of 9:30 a.m. and 4:30 p.m. Eastern, at our principal executive offices at 1 Madison Avenue, 5th Floor, New York, New York 10010, by contacting the Corporate Secretary of the Company.
How are votes counted? How will abstentions and broker non-votes be treated at the Annual Meeting?
Each holder of common stock is entitled to one vote per share of common stock on each matter properly brought before the Annual Meeting.
Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  Generally, a “broker non-vote” occurs on a matter when a broker is not permitted to vote on the matter without voting instructions from the beneficial owner and voting instructions are not given. Under the rules of the New York Stock Exchange, without voting instructions from the beneficial owners, brokers will have discretion to vote on the ratification of the appointment of our independent auditors (proposal no. 2) but not on the election of a Class II director (proposal no. 1), the advisory vote on the fiscal 2019 compensation of our named executive officers (proposal no. 3) or the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (proposal no. 4). Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote - every vote is important. Please see “How many shares are required to approve the proposals being voted upon at the Annual Meeting?” below for details concerning how abstentions and broker non-votes will be counted for each proposal.
How many shares are required to approve the proposals being voted upon at the Annual Meeting?
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Assuming there is a proper quorum of shares represented at the Annual Meeting, the voting requirements for approval of the proposals at the Annual Meeting are as follows:
Proposal No. 1: Election of a Class II Director.  The election of a Class II director requires a plurality of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote "for" or "withhold" for the nominee for election as director.

Proposal No. 2: Ratification of Appointment of Independent Auditors.  The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote, and thus, will have the same effect as votes "against" the proposal. Broker non-votes are not expected to result from this proposal.

Proposal No. 3: Advisory Vote on the Fiscal 2019 Compensation of our Named Executive Officers.  The advisory vote regarding named executive officer compensation requires the approval of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote, and thus, will have the same effect as votes "against" the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board or our compensation committee will consider the outcome of the vote when making future decisions regarding executive compensation.

Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our Named Executive Officers. The frequency of future advisory votes on executive compensation selected by stockholders will be the frequency receiving the highest number of votes from the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of this vote. Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board or our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.
Could other matters be decided at the Annual Meeting?
At the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, senior executives or employees, acting without special compensation, may also solicit proxies. Proxies may be solicited by personal interview, mail, electronic transmission, facsimile transmission or telephone. We are required to send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.
Who will count the vote?
Yext has designated a representative of Carideo Group Inc. as the Inspector of Election who will tabulate the votes.
How may I obtain Yext’s Form 10-K and other financial information?
Stockholders can access our annual report on Form 10-K for the fiscal year ended January 31, 2019 ("Annual Report"), which contains financial information about the Company, on the Investor Relations section of the Company’s website at investors.yext.com or on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our Annual Report from:
Yext, Inc.
1 Madison Avenue, 5th Floor
New York, New York 10010
Attn: Corporate Secretary
We also will furnish any exhibit to the Annual Report if specifically requested upon payment of charges that approximate our cost of reproduction. The website addresses in this proxy statement are included for reference only. The information contained on these websites is not incorporated by reference into this proxy statement.

DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Our Board of Directors currently consists of eight members. Mr. Fernandez, a Class II director, is not standing for re-election at the Annual Meeting. Following the Annual Meeting, the size of the Board of Directors will therefore be reduced to seven members. Our directors are divided into three classes serving staggered three year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our Board of Directors.

The principal occupations and certain other information about the nominee and the additional members of our Board (including the skills and qualifications that led to the conclusion that they should serve as directors), as of January 31, 2019 are set forth below.

Name	Position(s)	Age
Nominee:
Michael Walrath(1)(2)	Chairman and Class II Director	43
Continuing Directors and Other:
Howard Lerman	Chief Executive Officer, Class I Director	38
Brian Distelburger	President, Class I Director	39
Jesse Lipson(1)	Class III Director	41
Julie Richardson(2)(3)	Class I Director	55
Andrew Sheehan(2)(3)	Class III Director	61
Tamar Yehoshua(1)	Class III Director	53
Phillip Fernandez(3)(4)	Class II Director	58

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

(4)	Mr. Fernandez will not be standing for re-election at the Annual Meeting.

Nominee for Election to a Three-Year Term Ending at the 2022 Annual Meeting
Michael Walrath has served as the Chairman of our Board of Directors since March 2011 and has served as a director since November 2009. Mr. Walrath was the Founder and Chief Executive Officer of Right Media, an online advertising company, from January 2003 until its acquisition by Yahoo! in 2007. Mr. Walrath sits on the boards of directors of a number of private software and media companies. Mr. Walrath holds a B.A. in English from the University of Richmond. Our Board of Directors has determined that Mr. Walrath’s extensive experience as an entrepreneur in the technology and advertising industries, as well as his experience leading and advising high‑growth companies, makes him a qualified member of our Board of Directors.
Class I, Class III and Other Directors
Howard Lerman is our Co‑Founder and Chief Executive Officer and has also served as a member of our Board of Directors since our inception in 2006. Prior to co‑founding Yext, Mr. Lerman founded and served as a senior manager of several privately held software companies. Since 2014, Mr. Lerman has also served as Co‑Founder and Chairman of Confide, a privately held electronic messaging service. Mr. Lerman is a graduate of Thomas Jefferson High School for Science and Technology and holds a B.A. in History from Duke University. Our Board of Directors believes that Mr. Lerman’s knowledge of our Company as a Co‑Founder and as a thought leader in the digital knowledge industry allows him to make valuable contributions to the Board of Directors.

Brian Distelburger is our Co‑Founder and President and has also served as a member of our Board of Directors since our inception in 2006. Prior to co‑founding Yext, Mr. Distelburger founded and served as a senior manager of a privately held software company. From September 2012 until its sale in April 2016, Mr. Distelburger also served as chairman of the board of directors of Food Genius, Inc., a privately held food service data provider. Mr. Distelburger also serves on the Cornell Entrepreneurship Advisory Council. Mr. Distelburger holds a Bachelor’s degree from Cornell University. Our Board of Directors believes that Mr. Distelburger’s knowledge of our Company as a Co‑Founder and as a thought leader in the digital knowledge industry allows him to make valuable contributions to the Board of Directors.
Jesse Lipson has served as a director since August 2012. Mr. Lipson has served as the founder and chief executive officer of Real Magic, LLC since October 2017. From January 2016 to March 2017, Mr. Lipson served as Corporate Vice President and General Manager of Cloud Services at Citrix, a publicly held network software company. Prior to that time, Mr. Lipson was Chief Executive Officer of ShareFile, a network software company, from 2005 to 2011, when it was acquired by Citrix. Mr. Lipson held various leadership positions with Citrix between October 2011 and his appointment as Corporate Vice President and General Manager of Cloud Services in January 2016. Mr. Lipson holds a B.A. in Philosophy from Duke University. Our Board of Directors has determined that Mr. Lipson’s extensive experience as an entrepreneur in the technology industry makes him a qualified member of our Board of Directors.
Julie Richardson has served as a director since May 2015. From November 2012 to October 2014, Ms. Richardson was a Senior Adviser to Providence Equity Partners LLC, a global asset management firm. From April 2003 to November 2012, Ms. Richardson was a Partner and managing director at Providence Equity, a private equity investment fund, and oversaw its New York office. Prior to Providence Equity, Ms. Richardson served as Global Head of JP Morgan’s Telecom, Media and Technology Group, and was previously a managing director in Merrill Lynch & Co.’s investment banking group. Ms. Richardson has served on the board of directors of The Hartford Financial Group, a publicly held insurance and financial services company, since January 2014, VEREIT, a publicly held real estate investment operating property company, since April 2015, and UBS Group AG, a publicly held financial services company, since May 2017. Ms. Richardson previously served on the boards of directors of Stream Global Services, Inc. from 2009 to 2012 and Arconic from 2016 to 2018. Ms. Richardson holds a B.B.A from the University of Wisconsin‑Madison. Our Board of Directors has determined that Ms. Richardson’s financial skills and investment management and financial services experience make her a qualified member of our Board of Directors.
Andrew Sheehan has served as a director since May 2008.  Mr. Sheehan has been a Partner of Sutter Hill Ventures, a venture capital firm, since 2007.  Mr. Sheehan has also been the Managing Member of Tippet Venture Partners LLC, a venture capital firm, since 2014. Mr. Sheehan has served on the Board of Directors of Quinstreet, a publicly held marketing technology company, since February 2017. Mr. Sheehan also serves on the boards of directors of a number of private companies in the technology industry.  Mr. Sheehan holds a B.A. in English from Dartmouth College and an MBA from the University of Pennsylvania Wharton School.  Our Board of Directors has determined that Mr. Sheehan’s leadership experience, expertise as a venture capital investor and knowledge regarding the technology industry make him a qualified member of our Board of Directors.
Tamar Yehoshua has served as a director since October 2017. Ms. Yehoshua has served as chief product officer of Slack since January 2019. From 2013 to January 2019, Ms. Yehoshua served as vice president of product management at Google, Inc., and as a director of product management from 2010 to 2013. Prior to joining Google, Tamar served as vice president for advertising technology at A9, an Amazon company, from 2005 to 2010, and director of engineering from 2004 to 2005. She previously served in senior engineering leadership roles at Reasoning, Inc., a privately held application service provider specializing in software quality and modernization, from 2002 to 2004, and Noosh, Inc., a privately-held marketing services platform provider, from 1999 to 2002. Ms. Yehoshua has served on the board of directors of ServiceNow, Inc., a publicly held cloud-based digital workflow management company, since March 2019. Ms. Yehoshua also served as a member of the board of directors of RetailMeNot, Inc., an online provider of coupon services formerly listed on the NASDAQ Global Select Market, from December 2015 until its sale in May 2017 to Harland Clarke Holdings Corp. Ms. Yehoshua holds a Bachelor of Arts degree in Mathematics from the University of Pennsylvania and a Master’s degree in Computer Science from The Hebrew University of Jerusalem. Our Board of Directors has determined that Ms. Yehoshua’s extensive experience developing and managing products in the technology industry make her a qualified member of our Board of Directors.

Phillip Fernandez has served as a director since October 2016. Mr. Fernandez, a Class II director, is not standing for re-election at the Annual Meeting. We thank Mr. Fernandez for his years of service as a member of our Board of Directors and wish him well following the expiration of his term.
Director Independence
Our common stock is listed on the New York Stock Exchange, or NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board of Directors has determined that Messrs. Fernandez, Lipson, Sheehan and Walrath and Mses. Richardson and Yehoshua do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE. Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. Our audit committee, compensation committee and nominating and governance committee are each entirely comprised of independent directors. In making this determination, our Board of Directors considered the current and prior relationships that each non‑employee director has with our Company, relationships between our Company and the companies where our independent directors serve as executive officers and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non‑employee director.
Board Leadership
Our Board of Directors has adopted corporate governance guidelines that provide that if the Board of Directors does not have an independent chairman, a lead independent director will be appointed by the Board of Directors. The lead independent director will be responsible for calling separate meetings of the independent directors, determining the agenda and serving as chair of meetings of independent directors, reporting to the Chief Executive Officer and Chairman of our Board of Directors regarding feedback from executive sessions, serving as spokesperson for the Company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.
Currently, the roles of Chief Executive Officer and Chairman are separate and Mr. Walrath, an independent director, serves as the Chairman of the Board of Directors. Our Board of Directors believes that having an independent director serve as the non-executive Chairman of the Board is the appropriate leadership structure for our Company at this time because it allows our Chief Executive Officer to focus on executing our Company’s business, strategic plan and managing our Company’s operations and performance, while allowing the Chairman of the Board to focus on the effectiveness of the Board of Directors and independent oversight of our senior management team and the Board.
Board Committees and Meetings
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of the audit, compensation, and nominating and corporate governance committees is a standing committee and operates pursuant to a separate written charter adopted by our Board of Directors that is available on the Investor Relations section of the Company’s website at investors.yext.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.
The Board met five times during fiscal year 2019. During fiscal year 2019, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board held (during the period in which the director served on the Board) and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Pursuant to our corporate governance guidelines, each director is encouraged to attend each annual meeting of stockholders. Four of our eight directors attended our 2018 annual meeting of stockholders.
 Audit Committee
Our audit committee consists of Messrs. Fernandez and Sheehan and Ms. Richardson, with Ms. Richardson serving as chairman. Mr. Fernandez is not standing for re-election at the Annual Meeting and upon the recommendation of the nominating and corporate governance committee, the Board of Directors has appointed Michael Walrath to the audit committee effective as of immediately following the Annual Meeting. We believe that our audit committee members and Mr. Walrath meet the requirements for financial literacy under the current requirements of the Sarbanes‑Oxley Act of 2002, the NYSE listing standards and SEC rules and regulations. In addition, our Board of Directors has determined that Ms. Richardson is an audit committee financial expert within the meaning of SEC regulations. We have made this determination based on information received by our Board of Directors, including questionnaires provided by the members of our audit committee.
In order to be considered to be independent for purposes of Rule 10A‑3(b)(1) under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. Each member of our audit committee satisfies the independence requirements under the NYSE listing standards and Rule 10A‑3(b)(1) of the Exchange Act.
Our audit committee’s duties and responsibilities are to, among other things:

•	appoint and oversee an independent registered public accounting firm and approve audit and non‑audit services;

•	evaluate the independence and qualifications of the independent registered public accounting firm at least annually;

•	review our annual audited consolidated financial statements and quarterly consolidated financial statements;

•
discuss with management the Company’s procedures with respect to earnings press releases and review financial information included in press releases and earnings guidance provided to analysts and rating agencies;

•
review the responsibilities, functions, qualifications and performance of our internal audit function, including our internal audit function’s charter, plans, budget, objectivity and the scope and results of internal audits;

•	approve the hiring, promotion, demotion or termination of the person in charge of our internal audit function;

•	review the results of the internal audit program, including significant issues in internal audit reports and responses by management;

•	review the hiring of employees or former employees of our independent registered public accounting firm if such employee will be in an accounting role or financial reporting oversight role;

•	review, approve and monitor related party transactions involving directors or executive officers and review and monitor conflicts of interest situations involving such individuals where appropriate;

•
periodically, meet separately with management, the internal auditors and our independent registered public accounting firm, both with and without management present, in each case to discuss any matters that the audit committee or others believe should be discussed privately;

•
address complaints we receive regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
review and discuss with management and our independent registered public accounting firm, on at least an annual basis, the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, as well as reports regarding compliance with applicable laws, regulations and internal compliance programs;

•
discuss with management and our independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding our financial statements or policies and discuss with our chief financial officer or senior legal officer any legal matters that may have a material impact on the financial statements or our compliance procedures;

•
discuss with management and, as appropriate, our independent registered public accounting firm, the adequacy and effectiveness of our policies and practices regarding information technology risk management and the internal controls related to cybersecurity;

•
oversee management’s process for identifying, monitoring and addressing enterprise risks and evaluate and discuss its assessment of such enterprise risks with management, as well as oversee and monitor management’s plans to address such risks;

•	engage independent legal, accounting and other advisors as it determines necessary or appropriate to carry out its duties;

•
report regularly to the Board of Directors about issues including, but not limited to, any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm and the performance of the internal audit function;

•	review at least annually the adequacy of the committee’s charter and recommend any proposed changes to the Board of Directors for approval; and

•	conduct and present to the Board of Directors an annual self‑performance evaluation of the committee.
Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Our audit committee held eleven meetings during the fiscal year 2019.
Compensation Committee
As of January 31, 2019, our compensation committee consisted of Messrs. Lipson and Walrath and Ms. Yehoshua, with Mr. Lipson serving as chairman. On March 15, 2018, the Board of Directors, upon the recommendation of the nominating and corporate governance committee, appointed Ms. Yehoshua, the newest member of the Board, to the compensation committee and changed the composition of the committee, which previously consisted of Messrs. Fernandez, Lipson and Walrath, with Mr. Fernandez serving as chairman. Each member of the compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, any applicable requirements of the Sarbanes‑Oxley Act, the NYSE listing standards and SEC rules and regulations. Additionally, each member of the compensation committee is a “non‑employee director” as defined in Rule 16b‑3 promulgated under the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, or the Code. Our compensation committee’s duties and responsibilities are to, among other things:

•
establish, and periodically review, a general compensation strategy for our Company, and oversee the development and implementation of our compensation plans to ensure that these plans are consistent with this general compensation strategy;

•	administer all of our equity‑based plans and such other plans as shall be designated from time to time by the Board of Directors;

•	review, approve and determine, or make recommendations to our Board of Directors regarding, the compensation of our executive officers;

•
review and recommend to the Board of Directors the form and amount of compensation, including perquisites and other benefits, and any additional compensation to be paid, for service on the Board and Board committees and for service as a chairperson of a Board committee;

•	oversee regulatory compliance with respect to compensation matters affecting us;

•	retain or obtain the advice of compensation consultants, independent legal counsel and other advisers;

•	review and discuss with management the compensation discussion and analysis that we may be required to include in SEC filings from time to time;

•
prepare the compensation committee report on executive compensation that may be required by the SEC from time to time to be included in our annual proxy statements or annual reports on Form 10‑K filed with the SEC;

•	conduct and present to the Board of Directors an annual self‑performance evaluation of the committee; and

•	review at least annually the adequacy of the committee’s charter and recommend any proposed changes to the Board of Directors for approval.
The compensation committee may delegate its authority to subcommittees or the chair of the compensation committee. Although the compensation committee does not currently do so, it may delegate to officers of the Company the authority to make equity grants to employees or consultants of the Company who are not directors of the Company or executive officers of the Company under the Company’s equity plans. The compensation committee has the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. The compensation committee periodically engages Compensia, an outside consultant to advise on compensation-related matters.  For a discussion regarding the role of management and compensation consultants in the compensation-setting process, refer to "Executive Compensation — Compensation-Setting Process."
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Our compensation committee held five meetings during the fiscal year 2019.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Sheehan and Walrath and Ms. Richardson, with Mr. Sheehan serving as chairman. Ms. Richardson was appointed to the nominating and corporate governance committee on September 6, 2018. Each member of the nominating and corporate governance committee meets the requirements for independence under, and the functioning of our nominating and corporate governance committee complies with, any applicable requirements of the Sarbanes‑Oxley Act, the NYSE listing standards and SEC rules and regulations. Our nominating and governance committee’s duties and responsibilities are to, among other things:

•
make recommendations to the Board of Directors regarding the size and structure of the board, the composition of the board, the criteria for board membership and the process for filling vacancies on the board;

•
identify individuals qualified to become board members, after taking into consideration, if applicable, the criteria for board membership and recommend to the Board of Directors nominees to fill vacancies and newly created directorships and the nominees to stand for election as directors;

•	review the duties, composition and charters of the committees of the Board of Directors;

•	review and recommend to the Board of Directors our corporate governance principles and any proposed changes to such principles;

•	conduct and present to the Board of Directors an annual self‑performance evaluation of the committee;

•	oversee the evaluation of the Board of Directors, its committees and management and report such evaluation to the Board of Directors;

•
review and approve our Code of Business Conduct and Ethics, consider questions of possible conflicts of interest of board members and other corporate officers, review actual and potential conflicts of interest of board members and corporate officers, other than related party transactions reviewed by the audit committee, and approve or prohibit any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity;

•	review at least annually the adequacy of the committee’s charter and recommend any proposed changes to the Board of Directors for approval; and

•	oversee succession planning for the Board of Directors and identifying and recommending qualified individuals to become members of the Board of Directors.
Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of the NYSE. Our nominating and governance committee held five meetings during the fiscal year 2019.

Identifying and Evaluating Director Nominees
Our Board of Directors has delegated to the nominating and governance committee the responsibility of identifying individuals qualified to become board members and recommending to the Board of Directors nominees to fill vacancies and newly created directorships and the nominees to stand for election as directors. If the nominating and governance committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. During the fiscal year ended January 31, 2019, the nominating and governance committee retained the advisory services of Heidrick & Struggles to help identify and evaluate potential nominees to recommend to the Board of Directors.
In its evaluation of director candidates, including the members of the Board of Directors eligible for reelection, the nominating and governance committee will consider the current size and composition of the Board of Directors and the needs of the Board of Directors and its committees. Some of the factors that our nominating and governance committee considers include, without limitation, character, integrity, judgment, diversity, including diversity in terms of gender, race, ethnicity and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and similar factors.
Nominees must also have the highest personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing Board of Directors, the ability to assist and support management and make significant contributions to the Company’s success, and an understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
A stockholder that wants to nominate a candidate for election to the Board should direct the nomination by written notice to the Corporate Secretary and must meet the deadlines and other requirements set forth in the Company's bylaws and the rules and regulations of the SEC. See “Requirements, Including Deadlines, For Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” for more information. In addition, the nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources. Stockholders may submit recommendations for director candidates to our General Counsel or the Legal Department, at 1 Madison Avenue, 5th Floor, New York, New York 10010. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. Management is responsible for the day-to-day management of risks the Company faces, while, our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management.  This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The audit committee primarily oversees management’s process for identifying, monitoring and addressing enterprise risks and the adequacy and effectiveness of the Company’s policies and practices regarding information technology risk management and internal controls related to cybersecurity. The compensation committee considers the risks associated with our compensation policies and practices, with respect to all employees. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions. The Board's allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Compensation Risk Assessment
The compensation committee periodically reviews the Company’s general compensation strategy and reviews the risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company and to evaluate compensation policies and practices that could mitigate such risks. In addition, our compensation committee has engaged Compensia to independently review our executive compensation program. Based on these reviews, our compensation committee structures our executive compensation program to encourage our named executive officers focus on both short-term and long-term success. We therefore do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.
Communications with Directors
Any communication from a stockholder to the Board of Directors generally or a particular director should be in writing and should be delivered to the General Counsel by registered or overnight mail at the principal executive office of the Company at 1 Madison Avenue, 5th Floor, New York, New York 10010. Each communication should set forth (i) the name and address of the stockholder, as it appears on the Company’s books, and if the Company’s common stock is held by a nominee, the name and address of the beneficial owner of the Company’s common stock, and (ii) the class and number of shares of the Company’s common stock that are owned of record by the record holder and beneficially by the beneficial owner.
The General Counsel will, in consultation with appropriate directors as necessary, generally screen communications from stockholders to identify communications that (i) are solicitations for products and services, (ii) relate to matters of a personal nature not relevant for the Company’s stockholders to act on or for the Board to consider or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board of Directors or the Company.
This procedure does not apply to communications to independent directors from officers or directors of the Company who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics, which establishes the standards of ethical conduct applicable to all directors, officers and employees of our Company, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The code addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal controls over financial reporting, corporate opportunities and confidentiality requirements. Our Code of Business Conduct and Ethics is available on the Investor Relations section of the Company’s website at investors.yext.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by SEC applicable rules and regulations. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines, which assists the Board in the exercise of its responsibilities. Our corporate governance guidelines are available on the Investor Relations section of the Company’s website at investors.yext.com.

Compensation Committee Interlocks
None of the members of our compensation committee is an executive officer or employee of our Company. None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving on our compensation committee.

Compensation of Non-Employee Directors
The following table sets forth information concerning compensation earned by the non‑employee members of our Board of Directors in fiscal 2019. Howard Lerman, our Chief Executive Officer, and Brian Distelburger, our President, are also directors but do not receive any additional compensation for their services as a director. Information concerning the compensation earned by Mr. Lerman and Mr. Distelburger is set forth in the section titled “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)(2)	Total ($)
Michael Walrath	$61,250	$204,615	$265,865
Phillip Fernandez(3)	53,750	204,615	258,365
Jesse Lipson(3)	44,063	204,615	248,678
Julie Richardson(3)	51,513	204,615	256,128
Andrew Sheehan	47,500	204,615	252,115
Tamar Yehoshua(3)	36,563	204,615	241,178

(1)
Represents the aggregate grant-date fair value of the awards as computed in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019. These amounts may not correspond to the actual value that may be received by the independent directors.

(2)
All directors were granted 10,989 restricted stock units, or in the case of Mr. Walrath, restricted stock awards, on June 12, 2018. All of the shares subject to the awards shall vest on June 20, 2019, subject to the director's continued service to the Company on such date.

(3)
Fees earned reflect a pro-rated portion of the annual retainer for service as the chairman of the compensation committee, member of the compensation committee or member nominating and corporate governance committee, as applicable.

We also reimburse our non‑employee directors for their reasonable out‑of‑pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings.

The following table lists all outstanding options, restricted stock and restricted stock unit awards held by our non‑employee directors as of January 31, 2019:

Name	Option Awards (#)	Stock Awards (#)
Michael Walrath	1,572,538	16,097	(1)
Phillip Fernandez	180,000	28,078	(2)
Jesse Lipson	—	21,834	(3)
Julie Richardson	245,000	21,834	(3)
Andrew Sheehan	—	10,989
Tamar Yehoshua	—	29,077	(4)

(1)	The amount includes 5,108 restricted stock awards received in lieu of cash compensation.

(2)
The amount includes 4,587 unvested restricted stock units received in lieu of cash compensation and 12,502 vested but deferred restricted stock units, which will be settled on June 13, 2019, at the end of Mr. Fernandez's term as director.

(3)	The amount includes 10,845 vested but deferred restricted stock units.

(4)	The amount includes 2,936 restricted stock units received in lieu of cash compensation.
Outside Director Compensation Policy
Members of our Board of Directors who are not employees are eligible for awards pursuant to our Outside Director Compensation Policy in the form of cash and/or equity, as described below:
Cash Compensation
Each non‑employee director is eligible to receive the following annual cash retainers for certain board and/or committee service:

•	$30,000 per year for service as a member of our Board of Directors;

•	$20,000 per year additionally for service as chair of our Board of Directors;

•	$20,000 per year additionally for service as chair of the audit committee;

•	$10,000 per year additionally for service as a member of the audit committee (other than chair);

•	$15,000 per year additionally for service as chair of the compensation committee;

•	$7,500 per year additionally for service as a member of the compensation committee (other than chair);

•	$7,500 per year additionally for service as chair of the nominating and corporate governance committee; and

•	$3,750 per year additionally for service as a member of the nominating and corporate governance committee (other than chair).
Cash retainers will be paid quarterly in arrears on a pro‑rated basis. Our non‑employee directors can elect to receive cash compensation in the form of equity awards for the upcoming calendar year. Messrs. Fernandez and Walrath and Ms. Yehoshua have elected that payment of cash retainers for the calendar year ended December 31, 2018 be made in the form of equity awards under our 2016 Plan and therefore received restricted stock units or, in the case of Mr. Walrath, restricted stock in lieu cash for their service.
Equity Compensation
Non‑employee directors are eligible to receive all types of equity awards (except incentive stock options) under our 2016 Equity Incentive Plan, or the 2016 Plan, including discretionary awards not covered under our Outside Director Compensation Policy. All grants of awards under our Outside Director Compensation Policy will be automatic and non‑discretionary.
Upon joining our Board of Directors, each newly‑elected non‑employee director will receive an initial equity award, or the initial award, under our 2016 Plan with a value of approximately $300,000. This initial award will vest in approximately equal installments annually over a three‑year period, subject to continued service through each vesting date. The initial award will be in the form of restricted stock or restricted stock units.
On the date of each annual meeting of stockholders following the effectiveness of our Outside Director Compensation Policy, each non‑employee director who is continuing as a director following the applicable meeting will be granted an annual equity award, or the annual award, under our 2016 Plan with a value of approximately $150,000, provided the non‑employee director has served on our Board of Directors for at least the preceding six months. This annual award will vest as to 100% of the shares on the one‑year anniversary of the date of grant. A non‑employee director may defer the settlement of vested equity awards until his or her separation from our Board of Directors.
Notwithstanding the vesting schedules described above, the vesting of all equity awards granted to a non‑employee director, including any award granted outside of our Outside Director Compensation Policy, will vest in full upon a “change in control” (as defined in our 2016 Plan).
Our 2016 Plan contains maximum limits, which were approved by our stockholders, on the size of the equity awards that can be granted to each of our non‑employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non‑employee directors in the future.
Indemnification
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Certain Relationships and Related Person Transactions – Transactions and Relationships with Directors, Officers and 5% Stockholders – Indemnification of Officers and Directors.”

EXECUTIVE OFFICERS

The following table provides information concerning our named executive officers as of January 31, 2019:

Name	Position(s)	Age
Howard Lerman	Chief Executive Officer, Class I Director	38
Brian Distelburger	President, Class I Director	39
Steven Cakebread	Chief Financial Officer	67
Tom Dixon	Chief Technology Officer	38
James Steele	President and Chief Revenue Officer	63
Information regarding Howard Lerman and Brian Distelburger, each of whom also serves as a director, is set forth above under “Directors and Corporate Governance.”
Steven Cakebread has served as our Chief Financial Officer since October 2014. Prior to joining Yext, Mr. Cakebread served in various senior executive roles, including as Chief Financial Officer and Chief Accounting Officer of D‑Wave Systems, a quantum computing company, from March 2013 to September 2014 and as Chief Financial Officer of Pandora Media Inc., a provider of personalized internet radio and music discovery service, from March 2010 to December 2012. From 2009 to March 2010, Mr. Cakebread was a Principal with J. Stevens & Co. LLC, a consulting company. From February 2009 to December 2009, Mr. Cakebread served as Senior Vice President, Chief Accounting Officer and Chief Financial Officer of Xactly Corporation, a provider of on‑demand sales performance management software. Mr. Cakebread also served as President and Chief Strategy Officer of Salesforce, a customer relationship management service provider, from March 2008 to February 2009, and as Chief Financial Officer of Salesforce from May 2002 to March 2008. He previously served as a member of the boards of directors of ServiceSource International, Inc. from 2010 to October 2017, Solar Winds from January 2008 to February 2016, Care.com from December 2013 to November 2014 and eHealth from June 2006 to June 2012. Mr. Cakebread holds a B.S. in Business from the University of California, Berkeley, and a M.B.A. from Indiana University.
Tom Dixon has served as our Chief Technology Officer since February 2017 and served as our Chief Operating Officer from February 2010 until February 2017. Prior to joining Yext, Mr. Dixon co‑founded several private software companies, including justatip.com and Intwine, and also served as the Chief Information Officer at Datran Media following its acquisition of Intwine. Mr. Dixon holds a B.A. in Philosophy from Princeton University.
James Steele has served as our President and Chief Revenue Officer since January 2017. Mr. Steele joined our Board of Directors in November 2016 and subsequently resigned from our Board of Directors in connection with his hiring in January 2017. Mr. Steele previously served as the President of InsideSales.com, a privately held provider of sales acceleration platforms, from January 2015 until January 2017. Prior to that time, from 2002 to December 2014, Mr. Steele served in various positions at Salesforce, including as the Chief Customer Officer and the President of Worldwide Sales, and before that he served in various management positions for more than 20 years at IBM, a technology and consulting company. Mr. Steele served as a member of the board of directors of Instructure, a publicly held software company, from October 2016 to May 2018 and as a member of the board of directors of IntraLinks Holdings, a publicly held software company, from September 2016 until its acquisition by Synchronoss Technologies in January 2017. Mr. Steele holds a B.S. in Civil Engineering from Bucknell University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2019 for:

•	Howard Lerman, our Chief Executive Officer and Director;

•	Brian Distelburger, our President and Director;

•	Steven Cakebread, our Chief Financial Officer;

•	Tom Dixon, our Chief Technology Officer; and

•	James Steele, our President, Chief Revenue Officer.
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our "named executive officers". The Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and design, and the material terms of compensation provided to our named executive officers for fiscal 2019. This section also discusses how and why the compensation committee of the Board of Directors, or the compensation committee, arrived at specific compensation decisions involving our named executive officers, during fiscal 2019.

Executive Summary
Fiscal 2019 Financial and Business Highlights

Yext is a knowledge engine. Our platform lets businesses control their digital knowledge in the cloud and sync it to more than 150 services and applications, which we refer to as our Knowledge Network and includes Amazon Alexa, Apple Maps, Bing, Cortana, Facebook, Google, Google Assistant, Google Maps, Siri and Yelp. We have established direct data integrations with applications in our Knowledge Network that end consumers around the globe use to discover new businesses, read reviews and find accurate answers to their queries.
Highlights of Yext's financial and operational results for fiscal 2019 include:

•
Increasing our revenue to $228.3 million as reported under ASC 606, or $228.8 million if reported on the basis of ASC 605 for the fiscal year ended January 31, 2019 as compared to $170.2 million in fiscal year ended January 31, 2018.

•
Driving our net loss margin to (33%) on a ASC 606 basis or (37%) on a ASC 605 basis for the fiscal year ended January 31, 2019 as compared to (39%) for the fiscal year ended January 31, 2018, which reflects a net loss of $74.8 million as reported under ASC 606, or $83.9 million if reported on the basis of ASC 605 for the fiscal year ended January 31, 2019 as compared to the $66.6 million net loss in fiscal year ended January 31, 2018.

•
Reducing our non-GAAP net loss to $30.6 million as reported under ASC 606, or $39.7 million if reported on the basis of ASC 605 for the fiscal year ended January 31, 2019 as compared to $44.2 million in the fiscal year ended January 31, 2018.

•
Increasing our operating cash flows to cash provided by operating activities of $5.2 million for the fiscal year ended January 31, 2019 as compared to cash used in operating activities of $32.4 million for the fiscal year ended January 31, 2018.

•	Hosting our third annual industry and customer event, ONWARD18, in October 2018, in New York City.

•	Announcing new global integrations with Amazon and TripAdvisor.

•
Issuing new services and features including Yext for Events, which allows businesses to centrally create, approve, publish, manage and measure events across their own digital properties, as well as on third-party sites and other local publications.

•	Being named a Great Place to Work on Fortune's list of the Top 100 Medium-Size Workplaces and to the Best Workplaces in Technology list by Fortune Magazine and Great Place to Work®.
Yext adopted on a modified retrospective basis Accounting Standards Update 2014-09 "Revenue from Contracts with Customers (Topic 606)" ("ASC 606") in the fourth quarter of fiscal 2019, the effects of which were recognized effective February 1, 2018, and reported full year fiscal 2019 financial results on the basis of this new accounting standard. Because certain compensation performance goals were established using the historical accounting standards of ASC 605, Revenue Recognition ("ASC 605"), we are including the above financial information on the basis of ASC 606 and 605 to facilitate comparability. See “Executive Compensation Program Components—Cash Incentive Compensation—Fiscal 2019 Executive Bonus Plan”. Please also refer to Appendix A of this proxy statement for a more detailed discussion of how we measure non-GAAP net loss, a reconciliation of non-GAAP net loss to net loss calculated in accordance with GAAP and a reconciliation of impacts from the adoption of ASC 606.
Executive Compensation Philosophy, Objectives and Design
We strive to maintain sound corporate governance standards in our executive compensation policies and practices. The compensation committee reviewed our executive compensation program in fiscal 2019 to evaluate its consistency with our short- and long-term goals given the rapidly evolving and dynamic nature of our business and the market in which we compete for executive talent. In fiscal 2019, we maintained the following sound corporate governance policies and practices with respect to our executive compensation program:
What we do

•
We link pay to performance by structuring a substantial amount of total compensation for our named executive officers in the form of variable compensation that aligns the interests of our named executive officers and shareholders in maximizing the shareholder value.

•	Our compensation committee is made up solely of independent directors and makes all executive compensation decisions.

•	Our compensation committee reviews our executive and broad-based compensation strategy annually to ensure that our incentives are aligned with principles of prudent risk management.

•
Our compensation committee directly engages an independent compensation consultant, Compensia, to provide analysis for the annual executive compensation review and guidance on other executive compensation matters independent of management.

•	Our compensation committee reviews external market data when making compensation decisions and annually reviews our peer groups with its independent compensation consultant.
What we do not do

•	We do not provide guaranteed minimum annual cash incentive compensation.

•	We do not provide for single trigger acceleration benefits upon a change of control.

•	We do not provide excessive severance or change of control related benefits.

•	We do not offer golden parachute tax gross-ups to any of our named executive officers or other executive officers.

•
We prohibit our named executive officers, the members of our Board of Directors and other employees from hedging or similar transactions designed to decrease risks associated with holding our equity securities.

Executive Compensation Philosophy and Objectives
We operate in a highly competitive business environment, which is characterized by frequent technological advances and rapidly changing market requirements. To successfully grow our business in this dynamic environment, we must continually develop and refine our products and services to support our customers’ needs. To achieve these objectives, we require a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
The market for skilled personnel in the software industry is very competitive. We compete with other companies in our industry globally and other companies in the major metropolitan areas in the United States to attract and retain a skilled management team. To attract and retain qualified executive candidates, our compensation committee seeks to develop competitive compensation packages while rewarding named executive officers for performance. At the same time, our compensation committee is sensitive to the need to integrate named executive officers into our executive compensation structure, balancing both market competitive and internal equity considerations. We believe compensation should serve to align the interests of named executive officers with the interests of shareholders in maximizing shareholder value. To meet this challenge, we have embraced a compensation philosophy of offering our named executive officers competitive total direct compensation, which in the aggregate is comprised of base salary, short-term cash incentive compensation and long-term equity awards, in addition to employee benefits and severance and change of control protections. We believe this philosophy allows us to attract, retain, and motivate talented executives who have the skills and abilities needed to drive our desired business results while aligning the incentives of our named executive officers with our stockholders’ interests.
The specific objectives of our executive compensation program are to:

•	Drive the development of a growing business and the achievement of growth objectives;

•	Attract, motivate, reward, and retain highly qualified executives who are critical to our success;

•	Recognize strong individual achievement; and

•	Align incentives of our executives to create long-term value for our stockholders.

Executive Compensation Program Design
Our executive compensation program reflects our stage of development as a growing publicly-traded company. Accordingly, we designed our executive compensation program to provide competitive total direct compensation. To assess the competitiveness of our total direct compensation, the compensation committee considers the total direct compensation at companies in our compensation peer group at the 50th and 75th percentile; however, the compensation committee does not specifically benchmark the compensation of any individual to a precise percentile within this general percentile range. The majority of total direct compensation for our named executive officers is variable compensation in the form of cash incentive compensation tied the achievement of our short-term financial objectives and equity awards tied to the long-term performance of our common stock. We believe these incentives in turn align the interests of our named executive officers with those of our stockholders. Within this overall framework, our compensation committee reviews each component of executive compensation separately and relative to the overall compensation package to determine whether such amounts and mix of components further the objectives of our executive compensation program. The compensation committee may also take into account each named executive officer's prior experience, in terms of former employers and roles at such employers, the prevalence of executives with a comparable level of skill and experience and potential competitors for such executive's talent. We believe our executive compensation program is appropriate for a company of our size, in our industry, and in our stage of growth. As the company matures, we will continue to evaluate our executive compensation program and governance practices.
We offer cash compensation in the form of base salaries and annual cash incentive compensation opportunities. Cash incentive compensation is used to create meaningful differences in total cash compensation to reflect differences in business results in a given year. In recent years, we have structured our annual cash incentive compensation opportunities to focus on the achievement of specific annual financial objectives that we believe will further our longer-term growth objectives. While discretion may be exercised to increase a named executive officer's cash incentive compensation based on individual results, cash incentive compensation is largely based on the Company's financial performance.
Additionally, equity awards serve as a key component of our executive compensation program. Currently, we generally grant restricted stock units to deliver market competitive levels of compensation and to provide executives with value realized over time based on the long-term performance of our common stock. We believe that by providing equity awards with multi-year vesting provisions, we incentivize and reward our named executive officers for long-term corporate performance based on the value of our common stock and, thereby, align the interests of our named executive officers with those of our stockholders. In addition, the compensation committee believes that offering meaningful equity ownership with multi-year vesting provisions assists us in retaining our named executive officers. In the future, we may introduce other forms of equity awards, as we deem appropriate, to our executive compensation program to offer our named executive officers additional types of long-term incentive compensation that further the objective of aligning the interests of our named executive officers with those of our stockholders.
Finally, we offer executives standard health and welfare benefits that are generally available to our other employees, including medical, dental, vision, life and disability insurance and 401(k) plans. We pay all of the premiums of health and welfare benefit plans for our named executive officers, but do not fully pay premiums for all employees.
Our compensation committee evaluates our compensation philosophy and executive compensation program as circumstances require, and reviews compensation for our named executive officers annually, generally in the second quarter of the fiscal year. As part of this review, we expect that our compensation committee will apply our philosophy and the objectives outlined above, together with consideration for the levels of compensation that we would be willing to pay to ensure that our executive compensation remains competitive and that we meet our retention objectives, as well as the cost to the Company if we were required to find a replacement for a named executive officer. Any adjustments to a named executive officer's compensation made after this review, generally is given effect as of May 1 of the current fiscal year and unless further adjusted by the compensation committee would remain in effect for the remainder of that fiscal year until May 1 of the subsequent fiscal year.

Compensation-Setting Process
Role of our Compensation Committee
Compensation decisions for our executives are made by our compensation committee. Currently, our compensation committee is responsible for reviewing, approving and determining the compensation of our named executive officers and making recommendations to our Board of Directors and for administering all cash-based and equity-based compensation plans.
Our compensation committee, after consulting with our management team and Compensia, approves our corporate performance objectives, and makes decisions with respect to any base salary and cash incentive compensation adjustments and equity awards for our named executive officers. With respect to our executive bonus plan, our compensation committee determines the applicable performance targets for each corporate performance objective used for the applicable year. Near the end of the fiscal year, our compensation committee establishes the list of peer companies to develop the relevant market for determining executive pay levels and practices in the following fiscal year.
Role of Management
In carrying out its responsibilities, our compensation committee works with members of our management team, including our Chief Executive Officer, Chief People Officer and General Counsel. Given our other named executive officers report to him, our Chief Executive Officer is able to advise on the performance of all our other named executive officers; accordingly he is an actively involved observer of compensation committee meetings. Our Chief People Officer typically sets the agenda and leads management’s presentations to the compensation committee. Given the highly regulated nature of executive compensation, our General Counsel attends compensation committee meetings as well. Overall, our management team (together with Compensia) assists our compensation committee by providing information on corporate and individual performance, market data, and management’s perspective and recommendations on compensation matters.
Except with respect to his own compensation, our Chief Executive Officer will make recommendations to our compensation committee regarding compensation matters, including the compensation of our named executive officers. Our Chief Executive Officer also participates in meetings of our compensation committee, except with respect to discussions involving his own compensation.

While our compensation committee solicits the recommendations and proposals of our Chief Executive Officer with respect to compensation-related matters, these recommendations and proposals are only one factor in our compensation committee’s decision-making process.
Role of Compensation Consultant
Our compensation committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, from time to time, as it sees fit, in connection with carrying out its duties.
In fiscal 2019, our compensation committee continued to engage Compensia, a national compensation consulting firm, to advise on our executive and non-employee director compensation strategy and guiding principles, our current executive total compensation levels relative to competitive market practices, our compensation peer group, and potential executive compensation decisions.
Compensia reports directly to our compensation committee and attends meetings of our compensation committee, as requested. Although our compensation committee considers the recommendations of Compensia as to our executive and non-employee director compensation programs, these recommendations are only one factor in our compensation committee’s decision-making process.
In fiscal 2019, Compensia did not provide any services to us other than the services provided to our compensation committee. Our compensation committee has assessed the independence of Compensia in fiscal 2019 taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for our compensation committee.
Use of Competitive Data
To assess the competitiveness of our executive compensation program and to assist in setting compensation levels, we refer to the pay practices of our peer companies as well as industry surveys, including the Radford Global Technology Survey, and where appropriate, a broader set of industry comparable practices.
Competitive Positioning
With the assistance of Compensia, our compensation committee reviews and considers the compensation levels and practices of a group of peer companies. For fiscal 2019 this compensation peer group was comprised of companies with comparable software as a service business models and business software applications, with annual revenues generally between $100 million and $400 million, and market capitalization generally between approximately $375 million and $3.4 billion. We also generally sought to include companies with year-over-year revenue growth of greater than 20%, where possible.
The compensation committee reviews our compensation peer group at least annually and adjusts its composition, as necessary, based on changes in both our business and the businesses of the companies in the peer group. Our compensation peer group for fiscal 2019 included the following companies:

AppFolio	Apptio	Benefitfocus
Blackline	Callidus Software	Coupa Software
Five9	HubSpot	Imperva
Instructure	Paylocity Holding	Q2 Holdings
SPS Commerce	Varonis Systems	Workiva
Zendesk
In setting the various elements of compensation for our named executive officers, our compensation committee reviews target total direct compensation (which in the aggregate is comprised of base salary, short-term cash incentive compensation and long-term equity awards vesting in a given calendar year) and the elements thereof for our named executive officers and those of similarly situated executives of our compensation peer group. Compensia provided data at varying percentiles for such compensation, and our compensation committee used these data as market reference points. For certain named executive officers, the data from the peer group may be supplemented with survey information where we believe the peer group alone does not provide sufficient information for similarly situated executives or when we believe the peer information is otherwise not comparable. While our compensation committee reviews compensation information of the peer group and survey information as elements in determining a competitive level of compensation, our compensation committee considers other factors in setting actual compensation, including prior experience, compensation history, potential competitors for such executive's talent, the overall competitive market for our executives, the alignment between the market-based positions and the actual responsibilities of our executives, each executive’s contributions and performance, internal parity, the scope of each executive’s responsibility, the value of each executive’s unvested equity holdings, our short- and long-term objectives, and prevailing market conditions.
Executive Compensation Program Components
Overview
In fiscal 2019, the key elements of our executive compensation program included base salary, cash incentive compensation, equity compensation, employee benefits, and severance and change of control protections.
In fiscal 2019, consistent with our compensation philosophy, the majority of total direct compensation for our named executive officers, was variable compensation in the form of cash incentive compensation tied to the achievement of our short-term financial objectives and equity awards tied to the long-term performance of our common stock. Specifically, our practice of granting restricted stock units, which generally vest over a four-year period, promotes multi-year executive retention and long-term enterprise value creation, while cash incentive compensation is directly tied to our annual performance and achievement of short-term objectives.
Base Salary
Base salary is the primary fixed component of our executive compensation program, which we use to compensate our named executive officers for the scope and impact of their job. Generally, we establish the initial base salaries of our named executive officers through arm’s-length negotiation at the time we hire the individual named executive officer, taking into account his position, qualifications, experience, salary expectations, compensation data from surveys of similarly-situated companies in our compensation peer group, and the base salaries of our other executives. Thereafter, our compensation committee reviews the base salaries of each named executive officer annually and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a named executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion), and market conditions, as appropriate.
In June 2018, our compensation committee reviewed our executive compensation program, including the base salaries of our named executive officers. In conducting such review, our compensation committee considered the peer group compensation data provided by Compensia, the recommendations of our CEO (except with respect to his own base salary), as well as other relevant factors, including, among others, the performance and contributions of each of our named executive officers and the heightened competition for experienced leadership in our industry. Following such review and consideration, our compensation committee approved base salary increases to certain of our named executive officers and determined that the base salaries for Messrs. Lerman and Steele were appropriate at their current levels.

The base salaries of our named executive officers prior to and following the increase, which was effective May 1, 2018, were as follows:

Named Executive Officer	Prior to May 2018 Increase	Following May 2018 Increase	Percentage Increase
Howard Lerman	$500,000	$500,000	—%
Brian Distelburger	350,000	365,000	4.3%
Steven Cakebread	450,000	480,000	6.7%
Tom Dixon	450,000	475,000	5.6%
James Steele	400,000	400,000	—%
The total base salaries earned by our named executive officers in fiscal 2019 are set forth in the "Summary Compensation Table" below.
Cash Incentive Compensation
We use cash incentive compensation to motivate our named executive officers to achieve our annual financial objectives while making progress towards our longer-term strategic and growth goals. Accordingly, cash incentive compensation is used to create meaningful differences in total cash compensation to reflect differences in business results in a given year. Our executive bonus plan allows our compensation committee to provide cash incentive compensation to employees selected by our compensation committee, including our named executive officers.
Our compensation committee administers our omnibus employee incentive plan (the "Employee Incentive Plan"). Generally in the first quarter of each fiscal year, following the Board of Director's approval of our annual operating plan, our compensation committee adopts an incentive compensation plan for executives for the applicable fiscal year under our Employee Incentive Plan, or the executive bonus plan. As a part of creating the executive bonus plan, the compensation committee establishes the plan participants, the size of the target cash incentive compensation pool, the performance goals to be used to determine whether to make payouts, the associated target levels for each performance goal, and the potential payouts based on actual performance for the fiscal year. The compensation committee in its sole discretion may determine the performance goals (if any) applicable to any award or portion of an award, which may include the attainment of one or more financial, operational, or business objectives. The performance goals may be consistent across all Employee Incentive Plan participants or differ from participant to participant and from award to award.
Generally, in the second quarter of each fiscal year, our compensation committee establishes target annual cash incentive compensation opportunities for each named executive officer. Any adjustments to a named executive officer's compensation made after this review, generally is given effect as of May 1 of the current fiscal year and unless further adjusted by the compensation committee would remain in effect for the remainder of that fiscal year until May 1 of the subsequent fiscal year.
Achievement of performance goals and the amount of the cash incentive compensation to be awarded to each named executive officer are determined by our compensation committee after the end of the applicable performance period based on our actual performance relative to the performance goals. As the administrator of our Employee Incentive Plan, the compensation committee may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the incentive pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers. Our Board of Directors and our compensation committee in their sole discretion have the authority to amend, suspend or terminate our Employee Incentive Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

Actual awards are paid in cash only after performance goals have been achieved and require continued employment through the last day of the performance period and the date the actual award is paid. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than within the timeline set forth in our Employee Incentive Plan.
The target annual cash incentive compensation opportunities under our executive bonus plan for our named executive officers for the periods indicated during the fiscal year ended January 31, 2019 were as follows:

Named Executive Officer	Prior to May 1, 2018	After May 1, 2018	Fiscal 2019 Target Award Opportunity[1]
Howard Lerman	$400,000	$500,000	$475,000
Brian Distelburger	225,000	235,000	232,500
Steven Cakebread	175,000	320,000	283,750
Tom Dixon	175,000	200,000	193,750
James Steele	400,000	400,000	400,000

[1] Represents a weighting of the annualized target cash incentive compensation opportunities of the applicable periods during the fiscal year ended January 31, 2019.
Fiscal 2019 Executive Bonus Plan
In considering the relevant performance goals for the named executive officers the compensation committee seeks to encourage an efficient level of revenue growth and profitability that are aligned with the interests of the Company's stockholders. The compensation committee determines the target levels for each of these performance goals in consultation with management after taking into consideration our performance for the current and immediately preceding fiscal year. To that end, with respect to the executive bonus plan for fiscal 2019 (the "Fiscal 2019 Executive Bonus Plan") the compensation committee established fiscal 2019 total revenue of $226 million and non-GAAP net loss of $43.8 million, each on the basis of ASC 605, Revenue Recognition ("ASC 605"), as the relevant performance goals, which were weighted 67% and 33%, respectively. Non-GAAP net loss is the GAAP loss attributable to common stockholders adjusted for stock-based compensation expense. These performance objectives should not be interpreted as a prediction of how the Company will perform in future periods. As described above, the purpose of these objectives was to establish a method for determining the payment of annual cash incentive compensation. You are cautioned not to rely on these performance goals as a prediction of our future performance
The compensation committee established the total revenue and non-GAAP net loss performance goals on the basis of ASC 605, the accounting standard applicable to the Company at the time the financial performance goals were established. The Company adopted a new accounting standard Accounting Standards Update 2014-09 "Revenue from Contracts with Customers (Topic 606)" ("ASU 2014-09") in the fourth quarter of fiscal 2019, the effects of which were recognized effective February 1, 2018, and reported full year fiscal 2019 financial results on the basis of this new accounting standard. However, in determining whether the performance goals were attained and in calculating the size of each executive's cash incentive compensation, the compensation committee evaluated the Company's financial performance for fiscal 2019 on an ASC 605 basis consistent with the basis by which it established the financial performance goals.
A named executive officer’s cash incentive compensation, if any, is computed using a payout percentage, based on the weighted average of the achievement percentages for each performance goal, applied to the named executive officer's target annual cash incentive compensation opportunity as established by the compensation committee. First, an achievement percentage for each performance goal is computed based upon the Company's actual performance relative to the performance goals established by the compensation committee. In addition, the achievement percentage for the total revenue performance goal is subject to a multiplier. If actual total revenues for the performance period are between 99.1% and 100.9% of the performance goal established by the compensation committee for such performance period, each 0.1% achievement above or below the performance goal increases or reduces the revenue achievement percentage by 0.4%, respectively. If actual total revenues for the performance period exceed 100.9% or are below 99.1% of the performance goal established by the compensation committee for such performance period, each 0.1% achievement above or below the performance goal increases or reduces the revenue achievement percentage by 0.9%, respectively. The achievement percentage for the non-GAAP net loss performance goal is not subject to a multiplier. After the achievement percentage for each performance goal has been computed as described above, the percentages are weighted according to the weightings the compensation committee ascribed to each performance goal to determine the payout percentage. If the weighted average of the total revenue and non-GAAP net loss achievement percentages, without regard to the total revenue performance goal multiplier, is less than 50%, no cash incentive compensation will be paid.
While the Fiscal 2019 Executive Bonus Plan allows for the discretion of the compensation committee to adjust a named executive officer’s cash incentive compensation based on individual results, performance and contributions during the performance period and other factors, actual cash incentive compensation paid to the named executive officers are predominantly based on the Company's performance relative to the performance goals established by the compensation committee.
For fiscal 2019, total revenue on an ASC 605 basis was $228.8 million and non-GAAP net loss was $39.7 million, and the payout percentage for the named executive officers, calculated in the manner described above, is as follows:

Performance Goal	Performance Goal Weighting	Percentage of Target Achievement	Percentage of Target Payout
Total Revenue	67%	101.3%	111.3%
Non-GAAP Net Loss	33%	109.5%	109.5%
Payout Percentage			110.7%
Equity Awards
We grant equity awards with multi-year vesting provisions to incentivize and reward our named executive officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our named executive officers with those of our stockholders. Since the completion of our initial public offering, our equity awards have generally been made in the form of restricted stock units, or RSU, awards that are settled in shares of our common stock.  Equity awards are generally subject to vesting over a three to five-year period based on continued employment, with awards subject to vesting in equal quarterly increments, and certain awards are subject to two-year cliff vesting at the time of grant. We believe the time-based vesting requirement of our long-term equity incentive awards promotes retention by providing an incentive for our named executive officers to remain in our employment throughout the vesting period.
The size of the equity awards that we grant to our named executive officers in connection with their hire is determined through arm’s-length negotiation, taking into account such factors as the named executive officer’s prospective role and responsibilities, the named executive officer’s expected cash compensation, the equity award’s potential incentive and retention value, survey data on the size of new-hire awards provided by similar companies to similarly-situated employees, and prevailing market conditions. On a periodic basis, most often annually, we also grant equity awards to our named executive officers as additional incentive to continue service with us or to recognize exceptional corporate and individual performance.
In June 2018, our compensation committee approved the grant of time-based RSU awards to certain of our named executive officers. To determine the size of the fiscal 2019 RSU awards, the compensation committee considered many factors such as the competitiveness of the equity awards based on market data; the economic value of the named executive officer’s unvested equity awards and the ability of this equity to satisfy our retention objectives; the named executive officer’s performance, contributions, responsibilities, and experience; the equity award recommendations of our Chief Executive Officer (except with respect to his awards); and internal equity considerations. To assess the competitiveness of the proposed equity award, as one relevant factor in the analysis, the compensation committee reviewed each named executive officer's intended total direct compensation on an annual basis over a four year period, which includes the estimated value of the proposed equity award vesting in each year. The compensation committee then compared the intended total direct compensation of each named executive officer to the total direct compensation of the Company's relevant compensation peer group and market data provided by Compensia, including the total direct compensation from our compensation peer group at the 50th and 75th percentile.
With respect to Mr. Steele’s fiscal 2019 RSU award, the compensation committee considered his extensive experience and ability to drive revenue growth at this critical phase for the Company. While the 2019 RSU award when aggregated with Mr. Steele’s other forms of compensation exceeded what would have been his intended total direct compensation, the award vests over a longer period of time, and reflects the intention, at the time such award was made, to not make additional refresh grants to Mr. Steele in the near-term. Specifically, the RSU award granted to Mr. Steele in fiscal 2019 vests in equal quarterly increments over twenty quarters beginning on September 20, 2018 and thereafter on a quarterly basis, subject to his continued service to us on each such vesting date
In light of the equity awards granted to Messrs. Cakebread and Dixon during fiscal 2018, the compensation committee determined the value of the unvested equity for each named executive officer achieved the retention objectives of the compensation committee with respect to these named executive officers and the committee decided not to grant any additional equity awards to Messrs. Cakebread and Dixon in fiscal 2019.
The RSU awards granted to Messrs. Lerman and Distelburger in fiscal 2019 vest in equal quarterly increments over sixteen quarters beginning on September 20, 2018 and thereafter on a quarterly basis, in each case, subject to the applicable named executive officer’s continued service to us on each such vesting date.
The vesting of all equity awards granted to our named executive officers in fiscal 2019 may be accelerated upon the termination of their employment under certain circumstances, as described under "—Named Executive Officer Employment Agreements" and "—Potential Payments upon Termination or Change in Control". See "—Summary Compensation Table" and "—Grants of Plan-Based Awards" for further details about these awards.
Severance and Change of Control
Our Board of Directors has adopted a change of control and severance policy, which applies to our named executive officers. The material terms of this policy and the change of control provisions in our equity incentive plans are set forth in “—Potential Payments upon Termination or Change in Control” below.
Other Compensation and Benefits
We maintain a tax‑qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax‑advantaged basis. See “—401(k) Plan” below.
Participation in the 2017 Employee Stock Purchase Plan (“ESPP”) is available to all named executive officers on the same basis as our other U.S. employees. However, any named executive officers who would become 5% stockholders as a result of their participation in the ESPP or who hold rights to purchase shares of our common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year, are ineligible to participate in the ESPP in excess of such accrued amount. Under the ESPP, participants may purchase the Company’s common stock through payroll deductions, up to a maximum of 15% of their eligible compensation, subject to a maximum of 10,000 shares of common stock during a purchase period. A new offering period will commence on the first trading day on or after March 15th and September 15th each year, or on such other date as the administrator will determine and will end on the first trading day, approximately six months later, on or after September 15th and March 15th, respectively. The number of shares participants may purchase is variable, as participants may purchase as many shares as the full amount of their withholdings will permit, based on the purchase price. Unless changed by the administrator, the purchase price for each share of common stock purchased under the ESPP will be 85% of the lower of the fair market value per share on the first trading day of the applicable offering period or the fair market value per share on the last trading day of the applicable offering period.
Our named executive officers are also entitled to participate in the employee benefit plans that are available to our U.S.-based, full-time employees, on the same terms and conditions as such other employees participate, except that we pay 100% of the premiums on behalf of our named executive officers. These benefit plans include health, dental and vision insurance; medical and dependent care flexible spending accounts; short- and long-term disability insurance; and life insurance, which are generally consistent with those offered by companies that we compete with for employees. In addition as a result of an arm's length negotiation in connection with Mr. Steele's employment agreement, we have paid for Mr. Steele's corporate housing but have not provided any gross-ups or tax payments to Mr. Steele related to this benefit.
Other Compensation Policies

Our insider trading policy prohibits our named executive officers from engaging in the following activities with respect to our common stock: short sales, trading in derivative securities, hedging transactions, pledging stock as collateral, or holding stock in a margin account.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the amount of our federal income tax deductions for compensation paid to our Chief Executive Officer and certain of our most highly-compensated executive officers in any taxable year to $1 million per person.
Our compensation committee has not adopted a policy that requires that all compensation paid to our named executive officers be fully deductible. Our compensation committee is aware of the benefit of being able to fully deduct the compensation paid to our named executive officers, but our compensation committee intends to continue to compensate our named executive officers consistent with the best interests of our Company and our stockholders even if such compensation is not fully deductible because our compensation committee believes that we must retain the flexibility to compensate our named executive officers in a manner that best promotes our business objectives.
“Parachute Payments” and Deferred Compensation
Certain service providers may be subject to an excise tax under Section 4999 of the Internal Revenue Code if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and we, or a successor, may forfeit a deduction on the amounts subject to this excise tax under Section 280G of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”) imposes significant additional taxes on a service provider if the service provider receives “deferred compensation” that does not meet the requirements of Section 409A.
We do not provide (and did not have any agreements or obligations to provide) any of our named executive officers with a “gross-up” payment or other reimbursement for any excise tax liability that he might owe under Section 4999 or for any additional tax that he might owe under Section 409A.
Accounting Considerations
Authoritative accounting guidance on stock compensation requires measurement of the compensation expense for all share-based awards made to employees (such as our named executive officers) and directors based on the grant date “fair value” of the awards. Even though our named executive officers and directors may never realize any value from their equity awards, these values have been calculated for accounting purposes and reported in the tables below. This guidance also requires us to recognize the compensation cost of share-based awards in our income statements over the period that the named executive officer or director is required to continue service with us in order to vest in the equity award.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company's Annual Report on Form 10-K for fiscal 2019 and included in this proxy statement.
Submitted by the compensation committee of our Board of Directors:
Jesse Lipson (Chairman)
Michael Walrath
Tamar Yehoshua

Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non‑Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Howard Lerman	2019	$500,000	$2,682,000	$—	$525,695	$32,895	$3,740,590
Chief Executive Officer	2018	469,780	2,769,750	—	287,000	31,485	3,558,015
	2017	395,742	—	3,608,988	125,000	24,078	4,153,808
Brian Distelburger	2019	361,343	1,072,800	—	257,314	26,201	1,717,658
President	2018	350,000	861,700	—	177,667	21,982	1,411,349
	2017	351,923	—	1,640,449	100,000	12,894	2,105,266
Steven Cakebread	2019	472,685	—	—	314,034	22,983	809,702
Chief Financial Officer	2018	419,643	923,250	6,063,083	129,833	21,982	7,557,791
	2017	346,154	—	590,562	62,500	18,454	1,017,670
Tom Dixon	2019	468,904	—	—	214,428	23,531	706,863
Chief Technology	2018	440,179	4,102,300	—	129,833	18,026	4,690,338
Officer	2017	415,000	—	656,180	62,500	8,456	1,142,136
James Steele(4)	2019	400,000	8,940,000	—	442,691	72,289	9,854,980
President and Chief	2018	400,000	—	—	364,000	70,881	834,881
Revenue Officer	2017	20,513	—	6,485,676	16,438	7,247	6,529,874

(1)
The amounts in this column represent the aggregate grant‑date fair value of the award as computed in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant‑date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019. These amounts may not correspond to the actual value that may be received by the named executive officers.

(2)
The amounts reported represent the target amounts payable in the applicable fiscal year under our executive bonus plan, as described in greater detail under “—Executive Compensation Program Components—Cash Incentive Compensation.”

(3)
The amounts reported represent 100% of the premiums paid for participation in our employee welfare benefits plan. We do not fully pay premiums for all employees. For Mr. Distelburger and Mr. Dixon the amounts reported include 401(k) matching contributions made by the Company under a matching program available to all participating employees.

In addition, for Mr. Steele the amounts reported also include the Company's payment of Mr. Steele's corporate housing of $39,395 in the fiscal years ended January 31, 2019 and 2018. The Company does not provide any gross-ups or tax payments to Mr. Steele related to this corporate housing benefit.

(4)
Mr. Steele joined our Board of Directors in November 2016 and subsequently resigned from our Board of Directors in connection with his hiring in January 2017. Mr. Steele's salary and all other compensation amounts set forth in the table above for fiscal 2017 were prorated for the portion of such year in which he was employed with us. All compensation initially paid to him in connection with his service as a director became a component of his employment compensation for fiscal 2017.

Grants of Plan-Based Awards
The following table provides information regarding grants of incentive plan-based awards made to each of our named executive officers during fiscal 2019.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (Target) ($)(1)	Equity Grants
			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards ($)(2)
Howard Lerman	—	$475,000	—		$—
	6/6/2018	—	150,000	(3)	2,682,000
Brian Distelburger	—	232,500	—		—
	6/6/2018	—	60,000	(3)	1,072,800
Steven Cakebread	—	283,750	—		—
Tom Dixon	—	193,750	—		—
James Steele	—	400,000	—		—
	6/6/2018	—	500,000	(4)	8,940,000

(1)
The amounts in this column represents the weighted average of the annualized target cash incentive compensation opportunities for fiscal 2018 and fiscal 2019 under the Employee Incentive Plan. The cash incentive compensation granted to a named executive officer is based on the achievement of certain performance goals established by the compensation committee and are not subject to a maximum amount. In addition if minimum performance goals established by the compensation committee are not achieved, no cash incentive compensation will be paid. See "—Executive Compensation Program Components—Cash Incentive Compensation" for additional information regarding performance goals and the computation of cash incentive compensation.

(2)
The amounts in this column represent the aggregate grant‑date fair value of the award as computed in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant‑date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2019. These amounts may not correspond to the actual value that may be received by the named executive officers.

(3)
Represents restricted stock units granted under our 2016 Plan.  One-sixteenth of shares subject to award vests on September 20, 2018 and then quarterly thereafter on each of December 20, March 20, June 20 and September 20, in each case subject to the executive's continued service on each such date, until the award is fully vested on June 20, 2022. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” below.

(4)
Represents restricted stock units granted under our 2016 Plan.   One-twentieth of shares subject to award vests on September 20, 2018 and then quarterly thereafter on each of December 20, March 20, June 20 and September 20, in each case subject to the executive's continued service on each such date, until the award is fully vested on June 20,

2023. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” below.
Outstanding Equity Awards
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of January 31, 2019.
The vesting schedule applicable to each outstanding equity award is described in the footnotes to the table below. In each case vesting is subject to the named executive officer's continued service on the applicable vesting date. For information regarding applicable vesting acceleration provisions , see —“Potential Payments Upon Termination or Change in Control”.

			Option Awards				Stock Awards
Named Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)
Howard Lerman	6/6/2018	(2)	—	—	—	—	131,250	$2,046,188
	6/12/2017	(3)	—	—	—	—	225,000	3,507,750
	4/28/2016	(4)	756,250	343,750	$6.11	4/28/2026	—	—
Brian Distelburger	6/6/2018	(2)	—	—	—	—	52,500	818,475
	6/12/2017	(3)	—	—	—	—	70,000	1,091,300
	4/28/2016	(4)	343,750	156,250	6.11	4/28/2026	—	—
Steven Cakebread	12/21/2017	(5)	200,000	800,000	12.47	12/21/2027	—	—
	6/12/2017	(3)	—	—	—	—	75,000	1,169,250
	4/28/2016	(4)	123,750	56,250	6.11	4/28/2026	—	—
	9/10/2015	(6)	145,950	33,334	5.00	9/10/2025	—	—
	10/23/2014	(7)	200,716	—	3.06	10/1/2024	—	—
Tom Dixon	12/21/2017	(8)	—	—	—	—	187,500	2,923,125
	6/12/2017	(9)	—	—	—	—	58,182	907,057
	4/28/2016	(4)	73,754	62,500	6.11	4/28/2026	—	—
	5/31/2013	(10)	140,687	—	2.27	5/31/2023	—	—
	3/2/2010	(11)	2,994	—	1.83	3/2/2020	—	—
James Steele	6/6/2018	(12)	—	—	—		450,000	7,015,500
	1/17/2017	(13)	503,600	755,400	7.18	12/30/2026	—	—
	12/7/2016	(14)	144,444	55,556	7.18	12/7/2026	—	—

(1)	The market value of unvested restricted stock units is based on the closing price of the Company’s common stock on January 31, 2019 of $15.59 per share.

(2)	One-sixteenth of shares subject to award vests on September 20, 2018 and then quarterly thereafter on each of December 20, March 20, June 20 and September 20 thereafter.

(3)	One-seventh of the shares subject to award vests on June 20, 2019 and then quarterly thereafter on each of September 20, December 20, March 20 and June 20 thereafter.

(4)	One-fourth of the shares subject to the option vested on April 22, 2017, and one thirty-sixth of the remaining shares subject to the option vest monthly thereafter.

(5)	One-twentieth of the shares subject to the option vested on March 20, 2018 and then quarterly thereafter on each of June 20, September 20, December 20 and March 20 thereafter.

(6)	One-fourth of the shares subject to the option vested on September 10, 2016, and one thirty-sixth of the remaining shares subject to the option vest monthly thereafter.

(7)	One-fourth of the shares subject to the option vested on October 1, 2015, and one thirty-sixth of the remaining shares subject to the option vest monthly thereafter.

(8)	One-sixteenth of the shares subject to award vests on March 20, 2018 and then quarterly thereafter on each of June 20, September 20, December 20 and March 20 thereafter.

(9)	One-eleventh of the shares subject to award vests on June 20, 2018 and then quarterly thereafter on each of September 20, December 20, March 20 and June 20 thereafter.

(10)	One-fourth of the shares subject to the option vested on May 31, 2014, and one thirty-sixth of the remaining shares subject to the option vest monthly thereafter.

(11)	One-fourth of the shares subject to the option vested on March 2, 2011, and one thirty-sixth of the remaining shares subject to the option vest monthly thereafter.

(12)	One-twentieth of shares subject to award vests on September 20, 2018 and then quarterly thereafter on each of December 20, March 20, June 20 and September 20 thereafter.

(13)	One-fifth of the shares subject to the option vested on January 17, 2018, and one forty-eighth of the remaining shares subject to the option vest monthly thereafter.

(14)	One-thirty sixth of the shares subject to the option vested on December 8, 2016, and then monthly thereafter.

Option Exercises and Stock Vested
The following table presents, for each named executive officer, the shares of our common stock that were acquired upon the exercise of stock options or vesting of RSUs and the related value realized during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Howard Lerman	—	$—	18,750	$373,031
Brian Distelburger	—	—	7,500	149,213
Steven Cakebread	800,000	12,073,484	—	—
Tom Dixon	895,050	15,091,394	84,318	1,547,673
James Steele	—	—	50,000	994,750

(1)
The value realized on exercise is pre-tax and represents the difference between the fair market value of the common stock underlying the options on the date of exercise and the applicable exercise price.

(2)	The value realized on vesting is pre-tax and is determined by multiplying the closing market price per share of our common stock on the vesting date by the number of shares that vested.
401(k) Plan
We maintain a tax‑qualified retirement plan, or the 401(k) plan, that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax‑advantaged basis. Eligible employees are able to participate in the 401(k) plan on the date they meet the 401(k) plan’s eligibility requirements. All participants’ interests in their deferrals are 100% vested when contributed. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to our employees until they are distributed from the 401(k) Plan, and any contributions we make are deductible by us when they are made. On January 1, 2019, we began making matching contributions to eligible participants. We currently match 25% of eligible contributions made to the 401(k) Plan by our employees up to a maximum of $1,400 per fiscal year. Such matching contributions vest 50% after one year of service and are fully vested after two years of service.

Pension Benefits
We do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation

We do not maintain any non-qualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.

Named Executive Officer Employment Arrangements

We have entered into a confirmatory employment letter with each of our named executive officers. The confirmatory employment letters have no specific term and provide that each named executive officer is an at‑will employee. The confirmatory employment letters also set forth the named executive officer’s initial base salary, initial annual target incentive payment and eligibility for the Company’s customary benefit plans, subject to the terms and conditions of such plans and programs. Each named executive officer is eligible for severance and change of control‑related benefits as described under “—Potential Payments Upon Termination or Change in Control— Change of Control and Severance Policy.”

Potential Payments upon Termination or Change in Control
Change of Control and Severance Policy
Our Board of Directors adopted a Change of Control and Severance Policy, or the Policy, which applies to each of our named executive officers. The Policy has a term of three years generally and automatically renews for additional one‑year terms, unless we provide notice of non‑renewal at least 60 days prior to the date of the automatic renewal. Under the Policy, if we terminate a named executive officer’s employment other than for cause, death or disability or the named executive officer resigns for good reason, as such terms are defined in the Policy, during the period from 60 days prior to until twelve months following a change of control, as defined in the Policy, with such period being referred to as the change of control period, such named executive officer will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	100% of the named executive officer’s then‑outstanding and unvested time‑based equity awards will become vested and exercisable;

•	a lump sum cash amount equal to six months (18 months for Mr. Lerman and Mr. Distelburger) of the named executive officer’s base salary;

•
a lump sum cash amount equal to (x) 100% (150% for Mr. Lerman and Mr. Distelburger) of the named executive officer’s target annual bonus plus (y) the named executive officer’s target annual bonus as in effect for the fiscal year in which the named executive officer’s termination occurs but prorated based on the number of days the named executive officer was actually employed during the fiscal year; and

•
payment or reimbursement of continued health coverage for the named executive officer and the named executive officer’s dependents under COBRA for a period of up to six months (12 months for Mr. Lerman and Mr. Distelburger).

Further, under the Policy, if we terminate a named executive officer’s employment other than for cause, death or disability or such named executive officer resigns for good reason any time other than during the change of control period, such named executive officer will be eligible to receive the following severance benefits, less applicable tax withholdings: 15% of the named executive officer’s then‑outstanding and unvested time‑based equity awards will become vested and exercisable; continued payments of base salary for six months (12 months for Mr. Lerman and Mr. Distelburger); a lump sum cash amount equal to the named executive officer’s target annual bonus as in effect for the fiscal year in which the named executive officer’s termination occurs but prorated based on the number of days the named executive officer was actually employed during the fiscal year; and payment or reimbursement of continued health coverage for the named executive officer and the named executive officer’s dependents under COBRA for a period of up to six months (12 months for Mr. Lerman and Mr. Distelburger). To receive the severance benefits upon a qualifying termination, either in connection with or not in connection with a change of control, a named executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the Policy and must continue to adhere to the named executive officer’s non‑competition, non‑disclosure, and invention assignment agreement.
If any of the payments provided for under the Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then the named executive officer will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after‑tax benefits to the named executive officer.
The following table reflects the potential payments and benefits to which our named executive officers would be entitled under the Policy, assuming that both a change in control if applicable and termination of employment occurred on January 31, 2019.

	Qualified Termination during Change of Control Period(1)				Qualified Termination outside of Change of Control Period(1)
Name	Cash Severance ($)	Continued Benefits ($)	Equity Acceleration ($)(2)	Total ($)	Cash Severance ($)	Continued Benefits ($)	Equity Acceleration ($)(2)	Total ($)
Howard Lerman	$1,937,500	$32,904	$8,812,688	$10,783,092	$975,000	$32,904	$1,321,903	$2,329,807
Brian Distelburger	1,128,750	32,904	3,391,025	4,552,679	597,500	32,904	508,654	1,139,058
Steven Cakebread	807,500	11,487	4,551,507	5,370,494	523,750	11,487	682,726	1,217,963
Tom Dixon	625,000	11,487	4,422,682	5,059,170	431,250	11,487	663,402	1,106,140
James Steele	1,000,000	16,452	13,835,640	14,852,092	600,000	16,452	2,075,346	2,691,798

(1)	A "qualified termination" and "change of control period" have the meanings set forth in the Policy as summarized above under “—Change of Control and Severance Policy.”

(2)	Based on the closing price of a share of common stock on January 31, 2019, less in the case of options the applicable exercise price for each option for which vesting would have been accelerated.

Equity Incentive Plans
2016 Equity Incentive Plan. Our 2016 Equity Incentive Plan, or the 2016 Plan, provides that in the event of a merger or change in control, as defined in the 2016 Plan, each outstanding award will be treated as the administrator determines, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction, unless specifically provided for otherwise under the applicable award agreement or other written agreement with the participant. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
If an outside director’s awards are assumed or substituted for in a merger or change in control and the service of such outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.
2008 Equity Incentive Plan. Our 2008 Equity Incentive Plan, or 2008 Plan, provides that in the event of a change in control, as defined under the 2008 Plan, the administrator may, in its sole and absolute discretion and without the need for the consent of any participant, take one or more of the following actions: accelerate the vesting of all outstanding options, in whole or in part, cause any or all outstanding restricted stock or restricted stock units to become non‑forfeitable, in whole or in part, provide for the substitution of awards, redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of a share on the date of the change in control, cancel any option in exchange for cash and/or other substitute consideration with a value equal to the number of shares subject to the option multiplied by the difference between the fair market value per share on the date of the change in control and the exercise price of that option (provided that if the fair market value is not greater than the exercise price, the option may be cancelled without any payment therefor), or cancel any restricted stock unit in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share on the date of the change in control.
Indemnification
We have entered into an indemnification agreement with each of our directors and named executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and named executive officers to the fullest extent permitted by Delaware law. See “Certain Relationships and Related Person Transactions – Transactions and Relationships with Directors, Officers and 5% Stockholders – Indemnification of Officers and Directors.”

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2019 for:

•	each beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and named executive officers as a group.
This table is based on information provided to us or filed with the SEC by our directors, named executive officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 31, 2019 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 110,534,309 shares of common stock outstanding as of March 31, 2019.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Yext, Inc. 1 Madison Avenue, 5th Floor, New York, New York 10010.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Directors and Named Executive Officers:
Howard Lerman(1)	5,643,897	5.1%
Brian Distelburger(2)	4,804,189	4.3
Steven Cakebread(3)	747,916	*
Tom Dixon(4)	406,866	*
James Steele(5)	761,754	*
Michael Walrath(6)	3,790,092	3.4
Phillip Fernandez(7)	165,310	*
Jesse Lipson	314,690	*
Julie Richardson(8)	255,845	*
Andrew Sheehan(9)	1,842,777	1.7
Tamar Yehoshua	10,511	*
All named executive officers and directors (11 persons)	18,743,847	17.0
Five Percent Stockholders:
Entities and individuals affiliated with Insight Venture Partners(10)	7,710,621	7.0
Entities and individuals affiliated with Capital World Investors(11)	6,407,874	5.8
Entities and individuals affiliated with Blackrock, Inc.(12)	5,810,456	5.3
Entities and individuals affiliated with The Vanguard Group(13)	5,225,690	4.7

*	Represents beneficial ownership of less than 1%.

(1)	Includes 847,916 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(2)	Includes 385,416 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(3)	Includes 747,916 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(4)	Includes 175,193 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(5)	Includes 713,217 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(6)
Includes (a) 2,034,769 shares held by a limited liability company over which Mr. Walrath has sole voting and dispositive control, (b) 64,987 shares held by trusts of which Mr. Walrath's spouse is the trustee and/or the beneficiaries are certain family members of Mr. Walrath and (c) 1,572,538 shares subject to options and warrants held by Mr. Walrath that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(7)	Includes 148,221 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(8)	Includes 245,000 shares subject to options that are immediately exercisable or exercisable within 60 days of March 31, 2019.

(9)
Includes (a) 1,000,000 shares held by Tippet Venture Partners II, L.P. , a limited partnership of which Mr. Sheehan is the managing director of its general partner, (b) 447,048 shares held by Tippet Venture Partners, L.P., a limited partnership of which Mr. Sheehan is the managing director of its general partner, (c) 263,671 shares held by a trust of which Mr. Sheehan is a trustee, (d) 78,140 shares held by Sutter Hill Management Company, L.L.C. ("SHM") and (e) 43,073 shares held by Sutter Hill Ventures, a California Limited Partnership ("SHV"). SHV has voting and dispositive power over the shares held by SHM, and Mr. Sheehan is a trustee of a trust which is a member of SHM.  The shares held by SHV are held as a nominee on behalf of, and for the exclusive benefit of, a trust (of which Mr. Sheehan is a trustee), which is a member of the general partner of SHV.  The address of these beneficial owners is 755 Page Mill Road, Suite A-200, Palo Alto, California 94304-1005.

(10)
Based on a Schedule 13G filed with the SEC on February 12, 2018, consists of (i) 4,784,654 shares held of record by Insight Venture Partners VIII, L.P.; (ii) 1,237,656 shares held of record by Insight Venture Partners (Cayman) VIII, L.P.; (iii) 170,760 shares held of record by Insight Venture Partners VIII (Co‑Investors), L.P.; and (iv) 1,517,551 shares held of record by Insight Venture Partners (Delaware) VIII, L.P. Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of Insight Venture Associates VIII, Ltd. (“IVA Ltd”). IVA Ltd is the general partner of Insight Venture Associates VIII, L.P. (“IVA LP”), which is the general partner of Insight Venture Partners VIII, L.P., Insight Venture Partners (Cayman) VIII, L.P., Insight Venture Partners VIII (Co‑Investors), L.P. and Insight Venture Partners (Delaware) VIII, L.P. Holdings, IVA Ltd. and IVA LP have shared power to vote and dispose of the shares. The address for these beneficial owners c/o Insight Venture Partners, 1114 Avenue of the Americas, 36th Floor, New York, NY, 10036.

(11)
Based on a Schedule 13G filed with the SEC on February 14, 2019, Capital World Investors may be deemed to beneficially own and have the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 6,407,874 shares. The address for this beneficial owner is 333 South Hope Street, Los Angeles, CA 90071.

(12)
Based on a Schedule 13G filed with the SEC on February 8, 2019, BlackRock, Inc. on behalf of itself, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC., may be deemed to beneficially own and have the sole power to vote or direct the vote of 5,552,908 shares and the sole power to dispose or to direct the disposition of 5,810,456 shares. The address for these beneficial owners is 55 East 52nd Street New York, NY 10055.

(13)
Based on a Schedule 13G filed with the SEC on February 12, 2019, The Vanguard Group  may be deemed to beneficially own and have the sole power to vote or direct the vote of 165,105 shares, the shared power to vote or direct the vote of 2,300 shares, the sole power to dispose or to direct the disposition of 5,063,352 shares and the shared power to dispose or to direct the disposition of 162,338 shares.  The address for this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of greater than 10 percent of our common stock (the “Reporting Persons”) to file reports of holdings and transactions in Yext common stock with the SEC and the New York Stock Exchange.
Based solely on these reports and other information provided to us by the Reporting Persons, we believe that all Reporting Persons timely filed the required reports during fiscal year 2019, except for one late Form 4 filed by Mr. Cakebread with respect to transactions on April 11, 2018 executed pursuant to a previously adopted Rule 10b5-1 Plan.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Transactions with Related Persons
Our Board of Directors has adopted a written related party transaction policy setting forth the policies and procedures for the review, approval and ratification of related person transactions. A related person transaction refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, or any proposed transaction, arrangement or relationship, in which we (including any of our subsidiaries) are a participant and in which any related person has, had or will have a direct or indirect material interest and the aggregate amount involved exceeds $120,000, subject to the exceptions set forth in Item 404 of Regulation S‑K under the Securities Act of 1933, as amended. A related person refers to our directors, director nominees and executive officers, any person or entity known by us to be the beneficial owner of more than 5% of any class of our voting securities, or any immediate family member of any of the foregoing.
Related person transactions are reviewed, approved and ratified by the audit committee of our Board of Directors. The audit committee of our Board of Directors will be provided with the details of each related person transaction (or proposed related person transaction), including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related person. In the event our management determines that it is impractical or undesirable to wait until a meeting of the audit committee to consummate a related person transaction, the chairman of the audit committee may approve such transaction. Any such approval must be reported to the audit committee at its next regularly scheduled meeting.
In determining whether to approve or ratify a related person transaction, the audit committee (or the chairman of the audit committee, if applicable) will consider, among other factors, the following factors to the extent relevant to the related person transaction: whether the terms of the related person transaction are fair to our company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; whether there are business reasons for us to enter into the related person transaction; whether the related person transaction would impair the independence of an outside director; and whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant. After considering all such facts, circumstances and factors, our audit committee determines whether approval or ratification of the related person transaction is in our best interests. Any member of the audit committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related person transaction. The audit committee shall update the Board of Directors with respect to any related person transactions as part of its regular updates to the Board of Directors regarding audit committee activities.
If a related person transaction is of the type that will be ongoing, the audit committee may establish guidelines for us to follow in our ongoing dealings with the related person, and the audit committee shall review and assess such ongoing relationships. A related person transaction entered into without pre‑approval of the audit committee shall not be deemed to violate our related person transaction policy, or be invalid or unenforceable, so long as the transaction is brought to the audit committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by the policy, and the transaction is ratified by the audit committee.
Transactions and Relationships with Directors, Officers and 5% Stockholders
The following is a summary of related person transactions since February 1, 2017 to which we have been a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Directors and Corporate Governance—Compensation of Non-Employee Directors.”
Investors’ Rights Agreement
We and certain of our stockholders are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be included in a registration statement that we are otherwise filing. Messrs. Lerman and Distelburger, our other co-founder, Brent Metz, the Sheehan 2003 Trust, WGI Group, LLC, of which Michael Walrath, a member of our Board of Directors, is a partner, and entities and affiliates of each of Insight Venture Partners, Marker Financial Advisors LLC, Institutional Venture Partners and Sutter Hill Ventures are parties to the investors’ rights agreement; however, pursuant to the terms of the agreement, demand and piggyback registration rights have terminated with respect to the stockholders party to the agreement, other than Messrs. Lerman and Distelburger, the Sheehan 2003 Trust, and entities and affiliates of Sutter Hill Ventures and WGI Group LLC, as the securities of these other investors may be sold without restriction under Rule 144.
For the remaining investors party to the agreement, the registration rights provisions of this agreement provide those stockholders with certain demand and piggyback registration rights with respect to the shares of common stock issued to them upon conversion of our convertible preferred stock in connection with our initial public offering and certain other common stock held by such stockholders. Messrs. Lerman and Distelburger cannot initiate a request for registration, but they have limited rights to include their shares of common stock in a registration in which all holders of registrable securities pursuant to the investors’ rights agreement are permitted to participate.
Demand Registration Rights
Certain holders of shares of our common stock have the right to demand that we file a registration statement on Form S-1. These registration rights are subject to specified conditions and limitations, including our right to defer such requests under certain circumstances, our right to deny such requests after we have effected two such registrations, and the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use our commercially reasonable efforts to effect the registration as soon as reasonably possible.
Piggyback Registration Rights
If we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, certain holders of shares of our common stock will each be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specific circumstances.
Registration on Form S-3
Certain holders of shares of our common stock are entitled, upon their request, to have such shares registered by us on a Form S-3 registration statement. This registration on Form S-3 is subject to specific conditions and limitations, including that such requested registration has an anticipated aggregate offering size to the public of at least $3.0 million and we have not already effected two registrations on Form S-3 within the preceding twelve month period. Upon such a request, we will be required to use our commercially reasonable efforts to effect the registration as soon as reasonably possible.

Expenses of Registration
We will pay all expenses relating to any demand, piggyback or Form S-3 registrations, other than underwriting discounts, commissions and stock transfer taxes, subject to specified conditions and limitations.
Termination of Registration Rights
The registration rights granted under the investors’ rights agreement, including the limited rights granted to Messrs. Lerman and Distelburger, will terminate upon the earliest to occur of (i) such date on when all of a holder’s registrable securities could be sold without restriction under Rule 144 and (ii) April 19, 2022.
Indemnification of Officers and Directors
Our certificate of incorporation and bylaws limit the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation and our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our certificate of incorporation and our bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. Our bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including attorney’s fees, judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions contained in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving one of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

PROPOSALS REQUIRING YOUR VOTE
ITEM 1 — Election of a Class II Director
Number of Directors; Board Structure
Our directors are divided into three classes serving staggered three year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires.
The terms of the Class II directors, Michael Walrath and Phillip Fernandez, expire at the Annual Meeting. Mr. Fernandez, a Class II director, is not standing for re-election at the Annual Meeting, as a result, following the Annual Meeting, the size of the Board of Directors will be reduced to seven members. Jesse Lipson, Andrew Sheehan and Tamar Yehoshua are Class III directors and will serve until our annual meeting of stockholders in 2020. Brian Distelburger, Howard Lerman and Julie Richardson are Class I directors and will serve until our annual meeting of stockholders in 2021.
Nominees
As recommended by the nominating and corporate governance committee, the Board has nominated Mr. Walrath for election as a Class II director. For information concerning the nominee, please see "Directors and Corporate Governance—Board Composition".
The Class II director elected at this Annual Meeting will continue in office until our Annual Meeting of Stockholders in 2022 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of Mr. Walrath, unless you indicate on the proxy card that your vote should be cast against him.
Mr. Walrath has consented to be named as a nominee in this proxy statement and to serve if elected. If the nominee is not able to serve, proxies may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.
Required Vote
The election of a Class II director requires a plurality of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote "for" or "withhold" for the nominee for election as a director.
Recommendation of our Board
The Board of Directors unanimously recommends a vote FOR the election of Michael Walrath as a Class II director.
ITEM 2 — Ratification of Independent Registered Public Accounting Firm
The audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2020. Ernst & Young LLP has served as Yext's auditors since 2014.
We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on the Company’s independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the audit committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.
Required Vote
 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020 requires the approval of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote, and thus, will have the same effect as votes "against" the proposal. Broker non-votes are not expected to result from this proposal.
Recommendation of our Board
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020.
Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended January 31, 2018 and 2019 and fees billed for audit-related, tax, and other services rendered by Ernst & Young LLP during those periods. All of these fees were approved by the audit committee.

	2018	2019
Audit fees(1)	$1,058,686	$1,829,000
Audit-related fees(2)	103,086	100,000
Tax fees(3)	—	25,000
All other fees	—	—
Total fees	$1,161,772	$1,954,000

(1)     Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements included in our periodic filings and registration statements, review of our quarterly financial statements and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)     Audit-related fees consisted principally of services rendered in connection with service organization control examinations.
(3)     Tax fees consisted principally of compliance and tax consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to the audit committee charter and policy, the audit committee pre-approves an annual program of work for audit services and permissible non-audit services. As part of its review, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

Audit Committee Report
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on the Investor Relations section of the Company’s website at investors.yext.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to Yext’s financial reporting process, Yext’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Yext’s consolidated financial statements. Yext’s independent registered public accounting firm, Ernst & Young LLP, or Ernst & Young, is responsible for performing an independent audit of Yext’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Yext’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements for fiscal year 2019 with management of Yext;
•discussed with Ernst & Young, Yext’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;
•received the written disclosures and the letters from Ernst & Young, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young, that firm’s independence.
Based on the audit committee’s review of the audited financial statements and the various discussions with management and Ernst & Young, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2019 for filing with the SEC.
The Audit Committee
Julie Richardson (Chair)
Phillip Fernandez
Andrew Sheehan
This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Yext under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Yext specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

ITEM 3 — Advisory Vote to Approve the Fiscal 2019 Compensation of our Named Executive Officers
 Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in the section "Executive Compensation—Compensation Discussion and Analysis," the compensation tables and the related narratives appearing in this proxy statement. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the design and effectiveness of our executive compensation program.
As described under "Executive Compensation—Compensation Discussion and Analysis," to attract and retain qualified executive candidates, our compensation committee seeks to develop competitive compensation packages while rewarding named executive officers for performance. At the same time, our compensation committee is sensitive to the need to integrate named executive officers into our executive compensation structure, balancing both market competitive and internal equity considerations. In addition, we believe compensation should also serve to align the interests of named executive officers with the interests of shareholders in maximizing shareholder value. Stockholders are urged to read the section titled "Executive Compensation—Compensation Discussion and Analysis," the compensation tables and the related narrative disclosure that follow. Our Board of Directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Yext, Inc. hereby approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's proxy statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Required Vote
The approval, on an advisory basis, of the compensation of our named executive officers as set forth in this proxy statement requires the “FOR” vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered shares present and entitled to vote, and thus, will have the same effect as votes "against" the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on our Board or us. However, our Board or our compensation committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Recommendation of our Board
The Board of Directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of the fiscal 2019 compensation of our our named executive officers, as disclosed in this proxy statement.
ITEM 4 — Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation
  Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, on how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers.
  By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our board of directors has determined that an annual non-binding advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely input on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement.
Required Vote
The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes from the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this vote. Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board or our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.
Recommendation of the Board
The Board of Directors unanimously recommends a vote for the option of "ONE YEAR," on an advisory basis, as the frequency for future advisory votes to approve the compensation of our named executive officers.
TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2020 Annual Meeting of Stockholders, all applicable requirements for Rule 14a-8 under the Exchange Act must be satisfied and the proposal must be received by us at our principal executive offices at 1 Madison Avenue, 5th Floor, New York, New York 10010, to the attention of the Corporate Secretary, no later than December 28, 2019.
Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at the 2020 Annual Meeting of Stockholders rather than for inclusion in the proxy materials, or would like to nominate a person as a candidate for election to the Board of Directors at the 2020 Annual Meeting of Stockholders, the stockholder must follow certain procedures contained in our bylaws. Stockholders may request a free copy of our bylaws from:
Yext, Inc.
Attn: Corporate Secretary
1 Madison Avenue, 5th Floor
New York, New York 10010
Under the bylaws, notice of a nomination or other business must be delivered to the Corporate Secretary no later than the close of business on March 12, 2020 and no earlier than the close of business on February 11, 2020. If the date of our 2020 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the date of the 2019 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting of Stockholders nor later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting of Stockholders is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in the bylaws. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with the foregoing procedures.
If a stockholder fails to comply with the forgoing deadlines established under the bylaws, the Company will have discretionary authority to vote shares under proxies we solicit when and if the nomination or other business is raised at the Annual Meeting of Stockholders and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments or postponements.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement and Notice of Internet Availability to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Although we do not household for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that the broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and Notice of Internet Availability, please notify us by sending a written request to 1 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Corporate Secretary, and we will promptly deliver a separate copy of our annual report and proxy statement. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.

APPENDIX A
In this proxy statement, we disclose non-GAAP net loss, which is a financial measure that is not calculated in accordance with GAAP. We define non-GAAP net loss as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. We believe this non-GAAP financial measure provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of our results of operations. We also believe this non-GAAP financial measure is useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use this non-GAAP financial measure in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measure should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, the most closely related GAAP financial measures.
In addition, we adopted on a modified retrospective basis Accounting Standards Update 2014-09 "Revenue from Contracts with Customers (Topic 606)" ("ASU 2014-09") in the fourth quarter of fiscal 2019, the effects of which were recognized effective February 1, 2018, and reported full year fiscal 2019 financial results on the basis of this new accounting standard. Because certain compensation performance goals were established using the historical accounting standards of ASC 605, Revenue Recognition ("ASC 605"), in this proxy statement we disclose financial and operating information on the basis of ASC 606 and 605 to facilitate comparability.
A reconciliation of non-GAAP net loss to net loss calculated in accordance with GAAP and a reconciliation of impacts from the adoption of ASC 606 are set forth below.

	Fiscal year ended January 31, 2019
	Without Adoption (ASC 605)	Impacts from Adoption	As Reported (ASC 606)
Net loss	(83,896)	9,059	(74,837)
Stock-based compensation expense	44,233	—	44,233
Non-GAAP net loss	$(39,663)	$9,059	$(30,604)

Fiscal year ended January 31, 2018

Net loss	$(66,565)
Stock-based compensation expense	22,360
Non-GAAP net loss	$(44,205)

YEXT, INC.
1 MADISON AVE, 5TH FLOOR
NEW YORK, NY 10010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on June 12, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on June 12, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E77843-P17941

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

YEXT, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Director

Nominee:	**For**	**Withhold**
01) Michael Walrath	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Ratify the appointment of Ernst & Young LLP as Yext, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2020.	☐	☐	☐
3. Approve, on an advisory basis, the fiscal 2019 compensation of Yext, Inc.'s named executive officers.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR for proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of Yext, Inc.'s named executive officers.	☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E77844-P17941

YEXT, INC.
Annual Meeting of Shareholders
June 13, 2019 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Howard Lerman, Steve Cakebread and Ho Shin, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of YEXT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, ET on June 13, 2019, at The New York Edition at 5 Madison Avenue, New York, NY 10010, and any adjournment or postponement thereof, and with discretionary authority over such other matters as may be properly presented at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side